Exhibit 99.3

AirSculpt Announces Closing of Offering of Common Stock and Underwriters’ Full Exercise of Option to Purchase Additional Shares

MIAMI BEACH, Fla., June 11, 2025 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced the closing of its previously announced underwritten public offering of 3,160,000 shares of common stock. In addition, the underwriter has exercised in full its option to purchase an additional 474,000 shares of common stock. The proceeds from the offering, after estimated expenses, are estimated to be approximately $13.8 million.

Leerink Partners acted as the sole bookrunner for the offering.

AirSculpt currently intends to use a majority of the net proceeds from the offering for the prepayment of a portion of the Company’s outstanding indebtedness under its existing credit agreement and the remainder of the net proceeds from the offering for general corporate purposes, including working capital and other business opportunities.

A shelf registration statement relating to the shares of common stock of the Company was filed with the Securities and Exchange Commission and was declared effective on March 24, 2025 (File No. 333-285825). A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the common stock under the securities laws of any such state or jurisdiction.

About AirSculpt

AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.

Forward-Looking Statements

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include statements that relate to the intended use of proceeds from the public offering and other information that is not historical information. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements.

Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.

The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K.

There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.

Investor Contact

Allison Malkin

ICR, Inc.

airsculpt@icrinc.com